UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

ORGANIC SPICE IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3 Empire Blvd. – 5th Floor
South Hackensack, NJ 07606
(Address of Principal Executive offices)(Zip Code)

201-518-1925
(Registrant's telephone number including area code)

7910 Ivanhoe Ave. #414
La Jolla, California 92037
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2012 (the "Closing Date"), Organic Spice Imports, Inc. (the "Company") entered into a General Assignment and Assumption Agreement ("Assignment Agreement"), pursuant to which the Company agreed to transfer to Retail Spicy Gourmet, Inc. ("RSG") any and all rights which the Company may have to sell spices and related products as set forth in the Bankruptcy Plan of Spicy Gourmet Organics, Inc. as confirmed by written Order of the Court on November 19, 2010 (the "Plan") and RSG agreed to assume any and all liabilities of the Company preceding the date of the Assignment Agreement, including but not limited to, the Company's obligation under the Plan to distribute 25% of its gross profits derived from all sales of spices and related products to certain creditors as set forth in the Plan (collectively, the "Obligations").  Pursuant to the terms of the Assignment Agreement, Dinesh Perera, a director of the Company agreed to indemnify the Company and any current and future officers, directors, employees, stockholders, subsidiaries, agents, representatives, successors and assigns (each, an "Indemnified Party"), from and against any and all  losses, claims,  damages, charges,  costs or expenses incurred by an Indemnified Party in connection with the Obligations.

The description of the Assignment Agreement herein is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Assignment Agreement filed as Exhibit 10.1 to this Form 8-K.

Item 5.01 Change in Control of Registrant

On the Closing Date, Ali Balaban, Daniel C. Masters and certain other stockholders (collectively, the "Selling Stockholders") of the Company sold an aggregate of 11,050,000 shares of common stock (the "Shares") and warrants to purchase an aggregate of 5,000,000 shares of common stock (the "Warrants") of the Company to  Randle Kenilworth, Peter Quigley and Donald Wright (collectively, the "Buyers") for an aggregate purchase price equal to two hundred ninety-five thousand dollars ($295,000) (the "Purchase Price") pursuant to an Amended and Restated Agreement for the Purchase of Common Stock and Warrants, dated January 13, 2012 and amended on January 20, 2012 (the "Purchase Agreement") by and among Daniel C. Masters, as representative for the Selling Stockholders, X-Factor Communications, LLC, a New York limited liability company ("X-Factor"), and the Buyers.  Mr. Balaban and Mr. Masters collectively held 10,000,000 of the Shares.  The Shares constitute approximately 98.8% of the issued and outstanding common stock of the Company.  As set forth in the Purchase Agreement,  the Purchase Price was delivered as follows: (1) $75,000 to X-Factor, as reimbursement for an advance on the Purchase Price paid by X-Factor to the Selling Stockholders; and (2) $220,000 to the Selling Stockholders, representing the balance of the Purchase Price.  The Buyers paid the Purchase Price using their respective personal funds.

As a condition to the closing of the transactions contemplated by the Purchase Agreement, effective on the Closing Date, Masters resigned as Secretary and Treasurer of the Company, Ali Balaban resigned as President and a director of the Company and Charles Saracino was appointed to serve as a director and as Chief Executive Officer, President, Treasurer and Secretary of the Company effective on the Closing Date. In connection with the Purchase Agreement, Daniel C. Masters and Dinesh Perera each resigned as a director of the Company effective ten (10) days following the filing of an Information Statement on Schedule 14f-1 with the Securities and Exchange Commission and the mailing of it to the Company's stockholders of record (the "Resignation Effective Date").

The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of the Closing Date by (i) each person who is known by us to beneficially own more than 5% of our common stock; (ii) each of the named executive officers and directors; and (iii) all of our current officers and directors as a group.

The Company has 11,180,000 shares of common stock issued and outstanding.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. The address with respect to each of the individuals listed below is 3 Empire Blvd., 5th Floor, South Hackensack, NJ 07606, which is the address of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
Charles Saracino Chief Executive Officer, President, Treasurer, Secretary and director	_	_
5% Beneficial Owners
Peter Quigley	5,440,678(1)	42.26%
Randle Kenilworth	5,440,678(2)	42.26%
Donald Wright	5,168,644(3)	40.41%
All Officers and Directors as a group (1 person)	_	_

_______________________________
(1) Includes 3,745,762 shares of common stock and Warrants to purchase 1,694,916 shares of common stock.
(2) Includes 3,745,763 shares of common stock and Warrants to purchase 1,694,915 shares of common stock.
(3) Includes 3,558,475 shares of common stock and Warrants to purchase 1,610,169 shares of common stock.

The Company’s business plan includes seeking a target company in order to complete a business combination.  In connection with such business combination we anticipate that a further change in control will occur if and when we engage in a business combination.  As of the date of this filing, while it is anticipated that the Company will complete a reverse merger or other business combination transaction with X-Factor, the Company has not entered into any definitive agreement or arrangement with X-Factor in connection with such a transaction.  Except as otherwise described herein with respect to X-Factor, to the knowledge of the management of the Company, there are currently no arrangements, plans or agreements the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth in item 5.01 above, regarding the resignation of our officers and directors and the appointment of Charles Saracino as a director and as Chief Executive Officer, President, Treasurer and Secretary of the Company is incorporated herein by reference.

            The biography of Charles Saracino is set forth below:

Charles Saracino, age 54, Chief Executive Officer, President, Treasurer and Secretary as of the Closing Date and a director effective as of the Resignation Effective Date.  Mr. Saracino’s entrepreneurial career of 26 years has spanned television, corporate and Internet broadcast services as well as digital media software and creative services.  Mr. Saracino has served as the President and Chief Executive Officer of X-Factor since its founding in May 2005.  X-Factor was formed as a spin-off from Intellispace Inc. ("Intellispace"), an Internet service provider where Mr. Saracino served as VP and General Manager of Intellispace’s newly formed Media Services division from October 2003 to the founding of X-Factor in May 2005. Prior to joining Intellispace, Mr. Saracino founded MediaOnDemand.com ("MOD") in 1992 and led the company as its President and Chief Executive Officer from inception to 2002, when the company was sold to Visual Data Corp. of Pompano Beach, Florida. Prior to founding MOD in 1992, Mr. Saracino co-founded Waterfront Communications Corp. (WCC) and served as its Executive Vice President/General Manager from 1985 to 1992, Mr. Saracino was instrumental in creating the first successful switched video broadcast network to incorporate fiber optic, satellite and microwave technologies. Following the sale of Waterfront to Video Services Corporation ("VSC") in 1989 until 1992, Mr. Saracino was retained under contract with VSC as General Manager and to manage new business development.  The board appointed Mr. Saracino to serve as a director of the Company because it believes his experience in leading and developing development stage corporations from inception will be beneficial to the Company as its seeks to complete a business combination.

Item 9.01     EXHIBITS

         (c) Exhibits

10.1	General Assignment and Assumption Agreement, dated February 10, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2012	ORGANIC SPICE IMPORTS, INC.

By: /s/ Charles Saracino
Charles Saracino
Chief Executive Officer